UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011

ORIENTAL FINANCIAL GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Oriental Center
Professional Offices Park
997 San Roberto Street, 10th Floor
San Juan, Puerto Rico		00926
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

At its annual meeting of shareholders held on April 27, 2011 (the “Annual Meeting”), Oriental Financial Group Inc. (the “Company”) submitted several proposals, including a proposal entitled “Advisory Vote on the Frequency of the Vote on Executive Compensation,” which allowed the Company’s shareholders to choose among the options of holding an advisory vote on the compensation of the Company’s named executive officers (i.e., a “say-on-pay” vote) every one, two or three years, or to abstain from voting. As previously reported by the Company, a majority of the votes cast at the Annual Meeting were in favor of holding the “say-on-pay” vote every year. After consideration of these results, the Company’s Board of Directors, at its meeting held on August 31, 2011, determined that the Company will hold an advisory “say-on-pay” vote every year until the next shareholder advisory vote on the frequency of future advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.

Date: September 2, 2011	By:	/s/ Carlos O. Souffront
Carlos O. Souffront
General Counsel and
Secretary of the Board of Directors

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